Exhibit 99.(n)

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders of

Aberdeen Asia-Pacific Income Fund, Inc:

We consent to the use of our report dated December 28, 2011, with respect to the financial statements of Aberdeen Asia-Pacific Income Fund, Inc, as of October 31, 2011, incorporated herein by reference and to the references to our firm under the headings “Experts”, “Financial Highlights” and “Financial Statements” in the Registration Statement on Form N-2.

Philadelphia, Pennsylvania

July 6, 2012